                                                                     EXHIBIT 4.3

         THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC"), A NEW YORK CORPORATION, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                          ADVANCED MICRO DEVICES, INC.

                     4.50% Convertible Senior Notes Due 2007

No. 1                         CUSIP NO. 007903 AF 4           U.S.  $402,500,000

         Advanced Micro Devices, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware (herein called the "Company"), which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to Cede & Co., or registered assigns, the principal sum of four hundred two million five hundred thousand United States Dollars ($402,500,000) (which amount may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, in accordance with the rules and procedures of the Depositary) on December 1, 2007 and to pay interest on said principal sum semi-annually on June 1 and December 1 of each year, commencing June 1, 2003 at the initial rate of 4.50% per annum to holders of record on the immediately preceding May 15 and November 15, respectively, except as otherwise set forth in the Indenture. Interest on this Note shall accrue from the most recent date to which interest has been paid, or if no interest has been paid, from November 25, 2002, until the Principal is paid or duly made available for payment. Except as otherwise provided in the Indenture, the interest payable on this Note pursuant to the Indenture on any June 1 or December 1 will be paid to the Person in whose name this Note is registered at the close of business on the Regular Record Date, which shall be the May 15 or November 15 (whether or not a Business Day) next preceding such June 1 or December 1 respectively; provided that, any such interest not punctually paid or duly provided for shall be payable as provided in the Indenture. Payment of the principal of and interest accrued on this Note shall be made by check mailed to the address of the Holder of this Note specified in the register of Securities, or, at the option of the Holder of this Note, at the Corporate Trust Office, in such lawful money of the

United States of America as at the time of payment shall be legal tender for the payment of public and private debts; provided, however, that, with respect to any Holder of Notes with an aggregate principal amount in excess of $5,000,000, at the request of such Holder in writing to the Company, interest on such Holder's Notes shall be paid by wire transfer in immediately available funds in accordance with the written wire transfer instruction supplied by such Holder from time to time to the Trustee and Paying Agent (if different from the Trustee) at least two days prior to the applicable Regular Record Date; provided, further, that any payment to the Depositary or its nominee shall be paid by wire transfer in immediately available funds in accordance with the wire transfer instruction supplied by the Depositary or its nominee from time to time to the Trustee and Paying Agent (if different from Trustee) at least two days prior to the applicable Regular Record Date.

         Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Company the right to redeem this Note under certain circumstances and the Holder of this Note the right to convert this Note into Common Stock of the Company and the right to require the Company to repurchase this Note upon certain events on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

         This Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of said State.

         This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                            ADVANCED MICRO DEVICES, INC.


                                            By:   /s/ Thomas M. McCoy
                                                --------------------------------
                                                  Authorized Signatory

Attest:


By:   /s/ Hollis O'Brien
    -----------------------------------
      Authorized Signatory

This is one of the Notes referred to in the within-mentioned Indenture.

Dated: November 25, 2002                   THE BANK OF NEW YORK,
       -------------------------           as Trustee


                                           By:   /s/ Michael Pitfick
                                               ---------------------------------
                                                 Authorized Signatory

                                 Reverse of Note

         This Note is one of a duly authorized issue of Securities of the Company, designated as its 4.50% Convertible Senior Notes Due 2007 (herein called the "Notes"), all issued or to be issued under and pursuant to an Indenture dated as of November 25, 2002 (as supplemented by an officers' certificate dated as of November 25, 2002, the "Indenture"), between the Company and the Bank of New York (herein called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes.

         The indebtedness evidenced by the Notes is unsecured and unsubordinated indebtedness of the Company and ranks equally with the Company's other unsecured and unsubordinated indebtedness.

         No sinking fund is provided for the Notes.

         Redemption at the Option of the Company. The Notes are redeemable as a whole, or from time to time in part, at any time after December 4, 2005 at the option of the Company, if the last reported sale price of the Company's Common Stock is at least 150% of the then effective Conversion Price for at least 20 Trading Days within a period of 30 consecutive Trading Days ending within five Trading Days of the date of Redemption Notice, at the following redemption prices (each, a "Redemption Price"), expressed as a percentage of principal amount for Notes redeemed during the periods set forth below:
                                                                    Redemption
         Period                                                        Price
         --------------------------------------------------------- -------------
         Beginning on December 4, 2005 through November 30, 2006      101.8%
         Beginning on December 1, 2006 through November 30, 2007      100.9%
         At December 1, 2007                                          100.0%

in each case together with accrued and unpaid interest to, but excluding, the Redemption Date. Accrued and unpaid interest shall be paid to the Holder that receives the Redemption Price unless the Redemption Date is an Interest Payment Date, in which case interest shall be paid to the record holder on the applicable Regular Record Date or Special Record Date.

         Purchase By the Company at the Option of the Holder. At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to repurchase the Notes if a Fundamental Change occurs at any time prior to December 1, 2007 at 100% of the Principal plus accrued and unpaid interest to, but excluding, the Repurchase Date (the "Repurchase Price"), which Repurchase Price shall be paid in cash.

         Holders have the right to withdraw any Repurchase Notice by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

         If cash sufficient to pay the Repurchase Price of all Notes or portions thereof to be purchased on a Repurchase Date is deposited with the Paying Agent on the Business Day following the Repurchase Date interest will cease to accrue on such Notes (or portions thereof) immediately after such Repurchase Date and the Holder thereof shall have no other rights as such (other than the right to receive the Repurchase Price upon surrender of such Note).

         Conversion. Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, at any time following the date of issuance of the Notes and prior to the close of business on the Business Day next preceding December 1, 2007, to convert the Principal hereof or any portion of such Principal which is $1,000 or an integral multiple thereof, into that number of fully paid and non-assessable shares of Common Stock, as said shares shall be constituted at the date of conversion, obtained by dividing the Principal of this Note or portion thereof to be converted by the conversion price of $7.37 (the "Conversion Price") as adjusted from time to time as provided in the Indenture, upon surrender of this Note, together with a Conversion Notice as provided in the Indenture, to the Company at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, or at the option of such Holder, the Corporate Trust Office, and, unless the shares issuable on conversion are to be issued in the same name as this Note, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or by his duly authorized attorney. No adjustment in respect of interest or dividends will be made upon any conversion; provided, that, if this Note shall be surrendered for conversion during the period from the close of business on any Regular Record Date for the payment of interest through the close of business on the Business Day next preceding the following Interest Payment Date, and has not been called for redemption on a Redemption Date that occurs during such period, such Note (or portion thereof being converted) must be accompanied by an amount, in funds acceptable to the Company, equal to the interest payable on such Interest Payment Date on the principal amount being converted; provided, however, that no such payment shall be required if there shall exist at the time of conversion a default in the payment of interest on the Notes. No fractional shares will be issued upon any conversion, but an adjustment and payment in cash will be made, as provided in the Indenture, in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Notes for conversion. Notes in respect of which a Holder is exercising its right to require repurchase on a Repurchase Date may be converted only if such Holder withdraws its election to exercise such right in accordance with the terms of the Indenture. Any Notes called for redemption, unless surrendered for conversion by the Holders thereof on or before the close of business on the Business Day preceding the date fixed for redemption, may be deemed to be redeemed from such Holders for an amount equal to the applicable Redemption Price, by one or more investment banks or other purchasers who may agree with the Company (i) to purchase such Notes from the Holders thereof and convert them into shares of the Common Stock and (ii) to make payment for such Notes as aforesaid to the Trustee in trust for the Holders.

         In the event of a deposit or withdrawal of an interest in this Note, including an exchange, transfer, repurchase or conversion of this Note in part only, the Trustee, as custodian of the Depositary, shall make an adjustment on its records to reflect such deposit or withdrawal in accordance with the rules and procedures of the Depositary.

         If an Event of Default shall occur and be continuing, the Principal plus interest accrued through such date on all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Outstanding Notes, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

         As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes, the Holders of not less than 25% in aggregate principal amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount of Outstanding Notes a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of said principal hereof or interest hereon on or after the respective due dates expressed herein or for the enforcement of any conversion right.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Principal or Repurchase Price of, and interest on, this Note at the times, place and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable by the Registrar, upon presentation of this Note for registration of transfer to the Registrar if the Registrar's requirements for such transactions are met.

         The Notes are issuable only in registered form in denominations of $1,000 and any integral multiple of $1,000 above that amount, as provided in the Indenture and subject to certain limitations therein set forth. Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this

Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         This Note shall be governed by and construed in accordance with the laws of the State of New York.

         All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                 ASSIGNMENT FORM

         If you want to assign this Note, fill in the form below and have your signature guaranteed:

         I or we assign and transfer this Note to:

________________________________________________________________________________


________________________________________________________________________________


________________________________________________________________________________
         (Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint _____________________________________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

              Date: ___________________          Signed: _______________________

              (Sign exactly as your name appears on the other side of this Note)

              Signature Guarantee: _____________________________________________


Note: Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                CONVERSION NOTICE

         If you want to convert this Note into Common Stock of the Company, check the box: [_]

         To convert only part of this Note, state the principal amount to be converted (which must be $1,000 or an integral multiple of $1,000):

         $ ________________________________

         If you want the stock certificate made out in another person's name, fill in the form below:

________________________________________________________________________________
              (Insert other person's social security or tax ID no.)

________________________________________________________________________________


________________________________________________________________________________


________________________________________________________________________________
            (Print or type other person's name, address and zip code)

              Date:  __________________          Signed:  ______________________

              (Sign exactly as your name appears on the other side of this Note)

              Signature Guarantee: _____________________________________________


Note: Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.